UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2014

Integral Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-28533	98-0163519
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

805 W. Orchard Drive, Suite 7
Bellingham, Washington  98225
(Address of principal executive offices)

Registrant’s telephone number, including area code: (360) 752-1982

 N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2014, Herbert Reedman Jr. resigned as president and director of Integral Technologies, Inc. (the “Company”) and as chief executive officer and president of ElectriPlast Corp., the Company’s wholly-owned subsidiary (“ElectriPlast”), effective immediately. There was no disagreement or dispute between Mr. Reedman and the Company which led to his resignation.  Mr. Reedman remains as an advisor to the Company’s board of directors.

On February 20, 2014, William Ince resigned as chief financial officer of the Company, effective immediately. There was no disagreement or dispute between Mr. Ince and the Company which led to his resignation.

On  January 23, 2014, the board of directors of the Company appointed James Eagan, currently of chairman of the board of directors, as chief executive officer of ElectriPlast, effective immediately.  Mr. Eagan does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.  There is no understanding or arrangement between Mr. Eagan and any other person pursuant to which Mr. Eagan was selected as an executive officer.  There are no transactions in which Mr. Eagan has an interest requiring disclosure under Item 404(a) of Regulation S-K.  Mr. Eagan has not entered into any material plan, contract or arrangement in connection with his appointment as an executive officer. Mr. Eagan has been chairman of the board of directors of the Company since November 8, 2012.

On February 20, 2014, the board of directors of the Company appointed Bart Snell as chief financial officer of the Company, effective immediately.  Mr. Snell does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.  There is no understanding or arrangement between Mr. Snell and any other person pursuant to which Mr. Snell was selected as an executive officer.  There are no transactions in which Mr. Snell has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Since September 2007, Mr. Snell has served as CEO of PowerSource Solutions, Inc., an outsource executive consulting company.  From June 2004 until September 2007,  Mr. Snell served as CFO and General Manager of Aptara Corp. , a publishing services company.   From February 1999 until July 2002, Mr. Snell served as Senior Vice President and CFO of Motient Corp. (previously American Mobile Satellite Corp.), a terrestrial and satellite wireless network provider company.    Mr. Snell started his career at IBM Corp, where he served in a number of increasingly senior positions including CFO, IBM Australia.  Mr. Snell received his Bachelor of Science from the University of Virginia in Commerce (Accounting) and his MBA from the University of Texas.

 On February 19, 2014 (the “Effective Date”), the Company entered into a Consulting Agreement (the “Agreement”) with PowerSource Solutions, Inc. (the “Consultant”), a company controlled by Mr. Snell. Under the Agreement, the Consultant shall perform such consulting and advisory services, within Consultant’s area of expertise, as the Company or any of its subsidiaries may reasonably require from time to time. During the term of the Agreement, Mr. Snell shall perform the services on behalf of Consultant and shall serve as chief financial officer of the Company. The Agreement shall have an initial term beginning on the Effective Date and ending on September 30, 2014 (the “Base Agreement Period”).  The Base Agreement Period is expected to be extended by both parties and will automatically extend for multiple on-year periods on the anniversary of the Effective Date unless either party provides notice to terminate upon at least six (6) months notice.

Pursuant to the Agreement, the Company shall pay Consultant $7,500 per month during the term of the Agreement, subject to the right of the Consultant to invoice the Company for hours worked above the agreed upon rate based on the amount of time Mr. Snell spends working for the Company (the “Base Compensation”). Company shall promptly reimburse Consultant for all travel, meals, entertainment and other ordinary and necessary expenses incurred by Consultant in the performance of his duties to the Company. The Company committed to grant stock options to the Consultant, the first grant was 250,000 stock options vesting a the signing of the agreement and 500,000 additional stock options which will vest on certain milestone achievements of the Company.  With the achievement of certain milestones, the Consultant has the right to earn additional stock option grants to purchase 950,000 shares of common stock priced at the market price at the time of issuance .

The Agreement may be terminated at any time for Cause (as such term is defined in the Agreement) effective immediately.  In the event the Agreement is terminated for Cause, the Company shall pay the Consultant any fees and any earned milestone payments through the date of termination.  Upon the death, disability of if a guardian or conservator is appointed for the Consultant, the Company shall pay the Consultant a severance fee in the amount of six months of the monthly base compensation and the Consultant shall be entitled to the payment of a pro-rata portion of the milestone payments, if any, already accrued as of the date of termination.  Following the Base Agreement Period, the Company shall have the right to terminate the Consultant without Cause upon thirty (30) day prior written notice.  Upon termination without Cause, the Consultant shall be entitled to the continuing payment of the monthly cash fee and continuing payment of the milestone payments, if earned, calculated and paid monthly for a period of three (3) months from the termination of the Agreement.

The foregoing information is a summary of the agreements involved in the transaction described above, is not complete, and is qualified in its entirety by reference to the full text of such agreements, copies of which are attached as exhibits to this Current Report on Form 8-K.  Readers should review such agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 8.01	Other Events.

On January 24, 2014, the Company announced the opening of its ElectriPlast Tech Center in Detroit, which provides facility upgrades for staff expansion, while adding resources for greater internal testing, engineering and product development.  The Detroit Tech Center's engineering staff has over 50 years of expertise and Integral plans to add to this team in the near future.  With the opening of the Detroit facility, Integral subsequently announced  the closing of its Fort Washington, Pennsylvania office at the end of January.

On April 7, 2014, the Company announced that Hanwha L&C launched its dedicated production line for ElectriPlast™, Integral's patented line of hybrid conductive plastics.  Hanwha’s strategic location will enable the supply of ElectriPlast to South Korea's consumer electronics industry, which is one of the largest in the world, as well as to China's world-leading auto market.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The exhibits listed in the following Exhibit Index are filed as part of this report.

10.1	Consulting Agreement, dated February 19, 2014, by and between Integral Technologies, Inc. and PowerSource Solutions, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2014
INTEGRAL TECHNOLOGIES, INC.

	By:	/s/ Doug Bathauer
Doug Bathauer
Chief Executive Officer